UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 20, 2013

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                    Unregistered Sales of Equity Securities.

Maxim Group Private Placement

On September 20, 2013, Provectus Pharmaceuticals, Inc. (the “Company”) closed a tranche of an offering (the “Maxim Offering”) of units (the “Maxim Units”), each Maxim Unit consisting of one share of common stock of the Company, par value $0.001 per share (the “Common Stock”), and a five year warrant to purchase one and one-half shares of Common Stock with an exercise price of $1.00 per share of Common Stock (the “Maxim Warrants”).   The purchase price for each Maxim Unit was $0.75.  The Maxim Offering is being conducted on a best efforts basis, and the closing on September 20, 2013 resulted in the aggregate issuance of more than 1% of the Company’s issued and outstanding Common Stock, as last reported in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 8, 2013.  As of September 20, 2013, 3,583,333 Maxim Units have been sold, consisting of 3,583,333 shares of Common Stock, along with Maxim Warrants to purchase 5,375,000 shares of Common Stock, for an aggregate purchase price of $2,687,500 in the Maxim Offering.

The Maxim Offering is being conducted pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”) since, among other things, the transactions do not involve a public offering and the securities are acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  Offers and sales in the Maxim Offering are being made solely to persons qualifying as “accredited investors” (as such term is defined by Rule 501 of Regulation D).

Maxim Group LLC serves as placement agent for the Maxim Offering and will receive a commission equal to 10% of the gross proceeds raised in the Maxim Offering and a non-accountable expense allowance of 3% of the gross proceeds raised in the Maxim Offering.  Additionally, Maxim Group LLC will receive five year warrants to purchase up to ten percent (10%) of the aggregate number of shares of Common Stock issued upon each closing of the Maxim Offering, with an exercise price of $1.00 per share.

Network 1 Private Placement

On September 26, 2013, the Company closed a tranche of an offering (the “Network 1 Offering”) of units (the “Network 1 Units”), each Network 1 Unit consisting of one share of common stock of the Company, and a five year warrant to purchase one and one-half shares of Common Stock with an exercise price of $1.00 per share of Common Stock (the “Network 1 Warrants”).   The purchase price for each Network 1 Unit was $0.75.  The Network 1 Offering is being conducted on a best efforts basis and the closing on September 26, 2013 resulted in the aggregate issuance of more than 1% of the Company’s issued and outstanding Common Stock, as last reported in the Company’s Form 10-Q filed with the SEC on August 8, 2013.  As of September 26, 2013, 6,814,049 Network 1 Units have been sold, consisting of 6,814,049 shares of Common Stock, along with Network 1 Warrants to purchase 10,221,074 shares of Common Stock, for an aggregate purchase price of $5,110,537 in the Network 1 Offering.

The Network 1 Offering is being conducted pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506(b) of Regulation D since, among other things, the transactions do not involve a public offering and the securities are acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Offers and sales in the Network 1 Offering are being made solely to persons qualifying as “accredited investors” (as such term is defined by Rule 501 of Regulation D).

Network 1 Financial Securities, Inc. serves as placement agent for the Network 1 Offering and will receive a commission equal to 10% of the gross proceeds raised in the Network 1 Offering and a non-accountable expense allowance of 3% of the gross proceeds raised in the Network 1 Offering.  Additionally, Network 1 Financial Securities, Inc. will receive five year warrants to purchase up to ten percent (10%) of the aggregate number of shares of Common Stock issued upon each closing of the Network 1 Offering, with an exercise price of $1.00 per share.

General

The securities offered in both the Maxim Group Offering and the Network 1 Offering will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Company acknowledges that the offer and sale of the Maxim Units and the Network 1 Units in the Maxim Offering and the Network 1 Offering, respectively, may be deemed integrated under Regulation D and for this reason has filed a single Form D with the SEC with respect to both offerings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2013

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer